UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The disclosure below describes the reorganization of our investment in the Cheshire Bridge property as previously reported on that certain Current Report on Form 8-K filed on June 4, 2015 (the “Original CB 8-K”) and the closing of a construction loan in maximum principal amount of $38,130,000, or the construction loan, from The PrivateBank and Trust Company, as administrative agent for and together with any participating lenders, or, collectively, the construction lender, for the Cheshire Bridge property.

On December 16, 2015, Bluerock Residential Growth REIT, Inc., or the Company, through subsidiaries of our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, collectively with Bluerock Special Opportunity + Income Fund III, LLC, or Fund III, an affiliate of our Manager, and CB Developer, LLC, a Georgia limited liability company and a non-affiliated entity, or the Catalyst JV Member, restructured the ownership of the to-be-developed 285-unit Class A apartment community in Atlanta, Georgia to be known as Cheshire Bridge Apartments, or the Cheshire Property.

Ownership Structure of the Cheshire Property

Following the ownership restructuring, the ownership structure of the Cheshire Property is such that: (i) CB Owner, LLC, a Delaware limited liability company, or the Cheshire Property Owner, holds fee simple title to the Cheshire Property, for its own accord; (ii) that certain trust created by the BR/CDP Cheshire Bridge Trust Agreement dated May 29, 2015 as amended and restated on December 16, 2015 to be effective as of May 29, 2015, or the Trust (and such agreement, the Trust Agreement) is the sole member of the Cheshire Property Owner for the benefit of BR/CDP CB Venture, LLC, a Delaware limited liability company, or the BR/CDP JV Entity, as a ninety percent (90.0%) beneficial interest holder under the Trust and tenant in common owner with Duke of Lexington, LLC, an Ohio limited liability company and a non-affiliated entity, or Duke, and Commander Habersham, LLC, an Ohio limited liability company and a non-affiliated entity, or Commander (and together with Duke, the TIC Co-Tenants) as ten percent (10.0%) beneficial interest holders under the Trust and tenant-in-common owners; (iii) the BR/CDP JV Entity is the sole manager of Cheshire Property Owner; (iv) the BR/CDP JV Entity is a joint venture entity owned 99.9% by BR Cheshire Member, LLC, a Delaware limited liability company, or the BR Cheshire JV Member, and 0.1% by the Catalyst JV Member, as described in the Original CB 8-K; and (v) the BR Cheshire JV Member is owned by BRG Cheshire, LLC, a wholly-owned subsidiary of the Operating Partnership, or BRG Cheshire, and Fund III, as described in the Original CB 8-K and below.

Each of the material agreements effecting the ownership and structure of our investment in the Cheshire Property and reported on the Original CB 8-K were amended and restated on December 16, 2015, to be effective as of May 29, 2015, to reflect the changes to the ownership structure, and to make certain other material revisions as described below. The ownership restructuring was undertaken at the request of the construction lender to address trust requirements under Georgia law as well as the requirements of the construction lender.

Limited Liability Company Agreement for the BR Cheshire JV Member

The Limited Liability Company Agreement for the BR Cheshire JV Member, as originally described in the Original CB 8-K, has been amended and restated to reflect that: (i) fee title to the Cheshire Property was transferred from the Cheshire Property Owner, in its capacity as trustee of the Trust, to Cheshire Property Owner in its individual capacity; (ii) the BR/CDP JV Entity transferred its membership interest in the Cheshire Property Owner to Michael Konig and Robert G. Meyer, as the new co-trustees of the Trust under the Trust Agreement, or the Co-Trustees; (iii) that the BR/CDP JV Entity became the sole manager of Cheshire Property Owner; and (iv) the property development budget was revised to reflect, among other changes, the procurement of the construction loan and its terms. The amendment and restatement also provides that our initial capital contribution increased from $15,638,775 to $16,359,368 and Fund III’s initial capital contribution increased from $1,834,010 to $1,918,591.

BR/CDP JV Agreement

The BR/CDP JV Agreement, as originally described in the Original CB 8-K, has been amended and restated to reflect the ownership structure changes described above. Additionally, the amended and restated BR/CDP JV Agreement provides that, in addition to its refinancing rights and subject to the conditions described in the Original CB 8-K, the BR Cheshire JV Member has the unilateral right to refinance the construction loan for the Cheshire Property if: (i) the Cheshire Property has reached 93% physical occupancy; and (ii) the Catalyst JV Member has not put forth a standard market financing proposal.

LLC Agreement of Cheshire Property Owner

Cheshire Property Owner remains a single member limited liability company; however, the sole member is now the Trust, instead of the BR/CDP JV Entity. In addition, the Cheshire Property Owner is no longer member-managed, rather the amended and restated limited liability agreement of the Cheshire Property Owner, or the A & R CPO Agreement, now provides that the Cheshire Property Owner is now manager-managed and the BR/CDP JV Entity is the sole manager of the Cheshire Property Owner. The Trust, as sole member of the Cheshire Property Owner, has no right to participate in the management of Cheshire Property Owner or the Cheshire Property. Further, so long as the construction loan remains outstanding, the A & R CPO Agreement may not be amended (except for ministerial amendments) without the consent of the construction lender.

Agreements Pertaining to Ownership of Trust Property

The Trust Agreement has been amended and restated to reflect that the Trust now owns a 100% membership interest in the Cheshire Property Owner rather than a direct beneficial interest in the Cheshire Property. The amended and restated Trust Agreement further provides that the Cheshire Property Owner is replaced as trustee of the Trust by the Co-Trustees. The Co-Trustees must unanimously agree on any decision to be made under the Trust Agreement regarding the Trust or the Cheshire Property; provided, that if after exercising commercially reasonable efforts to reach agreement, there is no resolution of a disagreement between the Co-Trustees, then the BR/CDP JV Entity, as manager of the Cheshire Bridge Owner, shall control the resolution of any such disagreement.

The TIC Co-Tenants and the BR/CDP JV Entity amended and restated the Tenant in Common Agreement and the TIC Management Agreement to reflect the revised ownership structure and to provide that the initial cash contributions of each of the tenants in common were as follows: (i) BR/CDP JV Entity - $11,511,000; (ii) Duke - $1,279,000; and (iii) Commander - $0.

Construction Loan

The information in this Report set forth under Item 2.03 is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

On December 16, 2015, the Cheshire Property Owner closed on the construction loan from the construction lender. The construction loan, in conjunction with an equity investment of approximately $12.79 million by the BR/CDP JV Entity and the TIC Co-Tenants, collectively, will be used to fund the development of the Cheshire Property. The construction loan is secured by the Cheshire Property Owner’s fee simple interest in the Cheshire Property and improvements.

Upon satisfaction of various preconditions to the funding of any such draws, draw requests under the construction loan are to be funded to satisfy construction and other related expenditures. The construction loan has a 36-month term, maturing on December 16, 2018, and is subject to two (2) one-year extensions, subject to certain conditions including debt service coverage ratios equal to or greater than 1.15 to 1.00 and 1.25 to 1.00, respectively, for each such extension, a loan-to-value ratio of less than or equal to 70%, and payment of an extension fee, for each extension, of $95,325.

The construction loan will bear interest at an interest rate per annum equal to the sum of (a) the one-month LIBOR rate plus (b) 2.50% (250 basis points) (the “LIBOR Based Rate”). Notwithstanding the foregoing, if an event of default has occurred, the construction loan will bear interest at a rate per annum equal to five percentage points (500 basis points) in excess of the LIBOR Based Rate or the construction lender’s prime rate, whichever is greater, but shall not at any time exceed the highest rate permitted by law. Further, if the construction lender reasonably determines that either (a) reasonable means for ascertaining the LIBOR Based Rate do not exist or (b) that the LIBOR Based Rate will not adequately and fairly reflect the cost to make or maintain a loan with an interest rate based upon LIBOR at that time, then the interest rate will be converted to the construction lender’s prime rate, subject to the Cheshire Property Owner’s right to repay the construction loan upon notice of such determination from the construction lender.

The construction loan is interest-only for the initial three-year term. In the event that the initial extension option is exercised, then in addition to monthly installments of interest, monthly payments will thereafter include monthly installments of principal based upon a thirty (30) year amortization schedule of the entire construction loan amount, and further assuming an annual interest rate of six percent (6%). The construction loan can be prepaid, in whole or in part, without penalty upon not less than ten (10) days’ prior written notice to the construction lender; provided that no prepayment of all or part of the construction loan shall be permitted unless same is made together with the payment of all interest accrued on the principal amount being prepaid and an amount equal to all breakage costs, hedging obligations and other disbursements relating to the construction loan.

In conjunction with the closing of the construction loan, affiliates of the Catalyst JV Member each provided a completion guaranty, a hazardous materials indemnity agreement, and a payment and performance guaranty of 50% of the outstanding principal amount of the construction loan, reducing to 25% of the outstanding principal amount upon completion of the improvements to the Cheshire Property; and further reducing to 0% of the outstanding principal amount upon achievement of a debt service coverage ratio greater than or equal to 1.35 to 1.00. Notwithstanding any reduction in the outstanding principal amount guaranteed, each guarantor will remain liable for interest and other indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: December 22, 2015	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Accounting Officer and Treasurer